PRINCIPAL FUNDS, INC.

Power of Attorney

The member of the board of directors whose signature appears below, hereby constitutes and appoints Michael J. Beer, David J. Brown, Jennifer A. Block, Adam Shaikh, and Beth C. Wilson, and each of them, his/her true and lawful attorneys and agents, with full power and authority of substitution and re-substitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable Principal Funds, Inc. ("PFI") to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of the following registration statement and any amendments thereto including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a director and/or officer of PFI any and all such registration statements and amendments filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
A registration statement on Form N-14 relating to PFI LargeCap Growth Fund II into PFI Blue Chip Fund to be filed with the Securities and Exchange Commission in July 2017 or as soon thereafter as practicable.
Date: June 13, 2017

/s/ E. Ballantine ______________________________________ E. Ballantine	/s/ L. Barnes ______________________________________ L. Barnes

/s/ M. Beer ______________________________________ M. Beer	/s/ C. Damos ______________________________________ C. Damos

/s/ N. Everett ______________________________________ N. Everett	/s/ M. Grimmett ______________________________________ M. Grimmett

/s/ F. Hirsch ______________________________________ F. Hirsch	/s/ T. Huang ______________________________________ T. Huang

/s/ K. McMillan ______________________________________ K. McMillan	/s/ E. Nickels ______________________________________ E. Nickels